EXHIBIT 99.1

Otelco Announces Release Date for Fourth Quarter and 2018 Results and Provides Operational Update

ONEONTA, Ala., Jan. 31, 2019 (GLOBE NEWSWIRE) -- Otelco Inc. (Nasdaq: OTEL), a wireline telecommunication services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, announced today that it will release its fourth quarter and 2018 financial and operational results after the close of trading on Monday, March 4, 2019.  The Company will hold a conference call to discuss these results on Tuesday, March 5, 2019, at 11:30 a.m. (Eastern Time).  To listen to the call, participants should dial (334) 323-0522 approximately 10 minutes prior to the start of the call.  A telephonic replay will be available from 2:30 p.m. (Eastern Time) on March 5, 2019 through March 14, 2019, by dialing (719) 457-0820 and entering Confirmation Code 2948716.

The live broadcast of Otelco’s quarterly conference call will be available online at www.Otelco.com on March 5, 2019, beginning at 11:30 a.m. (Eastern Time).  The online replay will be available at approximately 2:30 p.m. (Eastern Time) on March 5, 2019, and will continue to be available for 30 days.

CONNECT AMERICA FUND II (CAF II)
The Company expects to complete its post-auction CAF II filing requirements in February to receive just over $0.9 million over a ten-year period to provide four targeted communities in Western Massachusetts with a fixed wireless network delivering both broadband and voice services. The Company’s operational partner expects to receive its approvals and begin construction of the network in the next month, with service delivery beginning in second quarter 2019.

FIBER DEPLOYMENT
During 2018, Otelco added 135 miles of fiber in its service territories, and now passes approximately 6,400 discrete locations with fiber.  During 2019, the Company plans to increase its investment in the business by 12% to $9.0 million, which is expected to result in an increase in the reach of its broadband network.  In addition, the Company is evaluating the limited information and potential benefits of the FCC’s revisions to the Alternative Connect America Model (“ACAM”) program and Legacy funding mechanisms.  The recent Federal government shutdown has delayed the FCC’s release of company specific information.

BALANCE SHEET
Otelco made more than $11.3 million in scheduled and voluntary payments on its debt held by CoBank, ACB, as Administrative Agent, Issuing Lender and Swing Line Lender, during 2018.  The remaining balance on the loan at the end of 2018 was $74.6 million, down 14.3% since the origination of the $87.0 million loan on November 2, 2017.  At current interest rates, the payments made during 2018 will lower annual interest expense by just under $0.8 million.  The interest rate on the loan reflects a reduction in the interest rate margin from 4.50% to 4.25%, which occurred when the Company brought its Leverage Ratio below 3.0 at the end of third quarter.

Commenting on these developments, Rob Souza, President and CEO of Otelco, stated, “Accelerating our fiber deployment provides Otelco with the ability to offer customers Lightwave products that substantially increase available broadband speeds, opening up new opportunities for both business and personal use. Our customers and shareowners benefit from both the continued expansion of our broadband service capabilities and the flexibility for use of capital associated with the reduction in leverage.”

ABOUT OTELCO
Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia.  The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services.  Otelco is among the top 20 largest local exchange carriers in the United States.  Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.Otelco.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis.Garner@Otelco.com